Exhibit 10.1

AMMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1, dated August 4, 2023 (the “Amendment”), to the Employment Agreement entered into as of July 17, 2020 by and between Jonathan Kaufman and Lipella Pharmaceuticals Inc., a Delaware corporation (the “Employment Agreement”).

The parties hereto hereby agree as follows:

1.	Section 4.1 of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“4.1 Base Salary. The Company shall pay the Executive an annual rate of base salary of $233,300 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”. ”

2.	All other terms and conditions of the Employment Agreement remain in full force and effect.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to conflicts of law principles.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LIPELLA PHARMACEUTICALS INC.

By	/s/ Jonathan Kaufman
Name: Jonathan Kaufman
Title: Chief Executive Officer

EXECUTIVE
Signature:	/s/ Jonathan Kaufman
Print Name: Jonathan Kaufman